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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: November 27, 2000



                        SERVICE MERCHANDISE COMPANY, INC.
                   (Debtor-in-Possession as of March 27, 1999)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Tennessee                       1-9223                  62-0816060
----------------------------    ------------------------     ------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


7100 Service Merchandise Boulevard, Brentwood, TN                   37027
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      (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (615) 660-6000



                                  Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events


         Service Merchandise Company, Inc. (the "Company") has filed a partial monthly operating report for the period commencing November 27, 2000 and ending December 31, 2000 (the "Operating Report") with the United States Bankruptcy Court for the Middle District of Tennessee, a copy of which is attached hereto as Exhibit 99, in connection with its voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Bankruptcy Code in Case No. 399-02649.

         The Company cautions readers not to place undue reliance upon the information contained therein. The Operating Report contains unaudited information, and is in a format, prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report also contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company's control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods or the periods covered in the Company's reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise such Operating Report.

        The Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP to Exit Facility; the ability of the Company to sublease successfully portions of its real estate in connection with the 2000 Business Plan; the ability of the Company to negotiate non-disturbance agreements with its landlords; the ability of the Company to complete its store refurbishment program within cost, time and size expectations; the successful implementation of the consolidation of its distribution centers; the ability of the Company to operate successfully under a Chapter 11 proceeding, achieve planned sales and margin, and create and have approved a reorganization plan in the Chapter 11 Cases; potential adverse developments with respect to the Company's liquidity or results of operations; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole which may affect consumer confidence and consumer demand for the


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types of goods sold by the Company; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to conduct successful clearance sales in connection with the 2000 Business Plan; risks associated with third parties seeking and obtaining Court action to terminate or shorten the exclusivity period, the time for the Company to accept or reject executory contracts including its store leases, and for appointment of a Chapter 11 trustee or to convert the Company's reorganization cases to liquidations cases; the ability of the Company to obtain shipments, negotiate and maintain terms with vendors and service providers for current orders; the ability to fund and execute the 2000 Business Plan; the ability of the Company to achieve cost-savings; the ability of the Company to enter into satisfactory arrangements with third parties with respect to real estate and Internet related strategies; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; uncertainties with respect to continued public trading in the Company's securities; the ability to effect conversions to new technological systems; and the ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases.


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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SERVICE MERCHANDISE COMPANY, INC.


Date: January 30, 2001                       By: /s/ C. Steven Moore
              ----                              -------------------------------
                                                C. Steven Moore
                                                Senior Vice President,
                                                Chief Administrative Officer,
                                                Secretary and General Counsel


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                                  EXHIBIT INDEX



  No.                                       Exhibit
  ---             --------------------------------------------------------------
  99              Partial Monthly Operating Report for the period ended December
                  31, 2000